Exhibit 24
DIRECTOR AND/OR OFFICER OF
SPRINT NEXTEL CORPORATION
REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY
     The undersigned director and/or officer of Sprint Nextel Corporation, a Kansas corporation (the “Company”), hereby constitutes and appoints Gary D. Forsee, Paul N. Saleh, Richard S. Lindahl, Leonard J. Kennedy and Greg D. Block, and each of them, with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact of the undersigned, for him or her and in his or her name, place and stead, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-3 (the “Registration Statement”) relating to the registration of the Company’s guarantees of certain debt securities issued by Nextel Partners, Inc., with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, hereby ratifying and approving the acts of said attorneys and each of them and any substitute or substitutes.
EXECUTED as of September 18, 2006.

/s/ Gary D. Forsee Gary D. Forsee	/s/ Paul N. Saleh Paul N. Saleh
President and Chief Executive Officer and Director (Principal	Chief Financial Officer (Principal Financial Officer)
Executive Officer)

/s/ William G. Arendt William G. Arendt	/s/ Timothy M. Donahue Timothy M. Donahue
Senior Vice President and Controller (Principal Accounting Officer)	Chairman of the Board

/s/ Keith J. Bane Keith J. Bane Director	/s/ Gordon M. Bethune Gordon M. Bethune Director

/s/ Frank M. Drendel Frank M. Drendel	/s/ James H. Hance, Jr. James H. Hance, Jr.
Director	Director

/s/ V. Janet Hill V. Janet Hill	/s/ Irvine O. Hockaday, Jr. Irvine O. Hockaday, Jr.
Director	Director

/s/ William e. Kennard William E. Kennard	/s/ Linda Koch Lorimer Linda Koch Lorimer
Director	Director

/s/ William H. Swanson

William H. Swanson
Director